SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Catapult Communications Corporation

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CATAPULT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 13, 2004

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, will be held on Tuesday, January 13, 2004 at 3:00 P.M., local time, at the Company’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 for the following purposes:

1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

2. To approve the material terms of our 1998 Stock Plan to preserve our ability to receive certain corporate income tax deductions that may otherwise be limited by Section 162(m) of the Internal Revenue Code of 1986, as amended.

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending September 30, 2004; and

4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on November 14, 2003 are entitled to notice of and to vote at the meeting.

      To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Christopher Stephenson
Vice President, Chief Financial Officer and Secretary

Mountain View, California

December 5, 2003

YOUR VOTE IS IMPORTANT

          TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
APPROVAL OF MATERIAL TERMS OF 1998 STOCK PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY’S STOCK PERFORMANCE
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

CATAPULT COMMUNICATIONS CORPORATION

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the board of directors of CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation, for use at the Annual Meeting of Stockholders to be held Tuesday, January 13, 2004 at 3:00 P.M., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 160 South Whisman Road, Mountain View, California 94041. The telephone number at that location is (650) 960-1025.

      These proxy solicitation materials were first mailed on or about December 5, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

      Stockholders of record at the close of business on November 14, 2003 are entitled to notice of and to vote at the meeting. At the record date, 12,912,563 shares of the Company’s authorized Common Stock were issued and outstanding and held of record by 51 stockholders. No shares of our authorized Preferred Stock were outstanding.

Revocability of Proxies

      You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Christopher Stephenson, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Voting

      If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

      If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your Common Stock by signing, dating and mailing the proxy card in the postage paid reply envelope that we have provided. Of course, you may also choose to come to the annual meeting and vote your shares in person. The proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors.

      You are entitled to one vote for each share of Common Stock held by you on the record date.

Quorum Requirement

      A quorum, which is a majority of our outstanding shares as of the record date, must be present or represented in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Abstentions and Broker Non-Votes

      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to approve the material terms of our 1998 Stock Plan to preserve our ability to receive certain corporate income tax deductions that may otherwise be limited by Section 162(m) of the Internal Revenue Code of 1986, as amended, and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, your abstention will have the same effect as a vote against these proposals.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Three, which are routine matters. However, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Proxy Solicitation Costs

      This solicitation of proxies is made by our board of directors, and all related costs will be borne by us. None of our directors intend to oppose any action for which stockholder approval is being solicited. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Our Voting Recommendations

      Our board of directors recommends that you vote:

•	FOR the election of the six nominees to the board of directors;

•	FOR the approval of the material terms of our 1998 Stock Plan to preserve our ability to receive certain corporate income tax deductions that may otherwise be limited by Section 162(m) of the Internal Revenue Code of 1986, as amended; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending September 30, 2004.

Voting Results

      The preliminary voting results will be announced at the annual meeting. The final voting results will be calculated by our Inspector of Elections, and published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2004.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting of Stockholders

      As a stockholder, you may be entitled to present proposals for action at an upcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Stockholders wishing to present a proposal at our 2005 Annual Meeting of Stockholders must submit such proposal to us by August 7, 2004, if they wish it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In connection with our 2005 Annual Meeting of Stockholders, we intend to solicit proxies granting discretionary authority to the proxyholders to vote on any matters submitted by stockholders after October 21, 2004, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. In addition, under our bylaws, a stockholder wishing to make a proposal at the 2005 Annual Meeting of Stockholders must submit such a proposal to us prior to October 21, 2004. Any such proposals should be in compliance with our bylaws and should be submitted to Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041, Attention: Secretary.

Other Matters

      Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of Catapult. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

      The names of the nominees and certain information about them as of November 14, 2003 are set forth below:

			Director
Name of Nominee	Age	Principal Occupations	Since

Peter S. Cross	56	Retired	2003
Richard A. Karp	59	Chief Executive Officer and Chairman of the Board	1985
Nancy H. Karp(1)(2)	58	Retired	1985
Henry P. Massey, Jr.	64	Attorney	2001
John M. Scandalios(1)(2)	73	Retired	1987
Charles L. Waggoner(1)(2)	63	Retired	1991

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

      Dr. Peter S. Cross has served as one of our directors since October 2003. Dr. Cross is an independent investor involved as a director, technical advisor and management and engineering consultant with early stage companies developing products for high speed communications markets. He retired in 1996 from Bay Networks, a telecommunications equipment manufacturer now a part of Nortel Networks, as Senior Vice President of Engineering. From 1987 to 1994, Dr. Cross served as Vice President of Engineering at SynOptics Communications, a telecommunications equipment manufacturer which merged with Wellfleet Communications to form Bay Networks. Dr. Cross holds a B.S.E.E. degree from the California Institute of Technology, and M.S. and Ph.D. degrees in electrical engineering and computer science from the University of California, Berkeley.

      Dr. Richard A. Karp founded Catapult in 1985 and has served as our Chief Executive Officer and Chairman of the Board since inception and as President from inception to May 2000. Dr. Karp holds a Ph.D. in computer science from Stanford University, a M.S. degree in mathematics from the University of Wisconsin and a B.S. degree in science from the California Institute of Technology.

      Ms. Nancy H. Karp has served as one of our directors since our inception and served as our Treasurer from inception to September 1997 and as our Secretary from inception to October 2002. Ms. Karp holds an M.B.A. from Claremont Graduate University, an M.P.H. degree (public health) from the University of California at Berkeley and a B.S. degree from Texas Tech University.

      Mr. Henry P. Massey, Jr. has served as one of our directors since May 2001 and as our Secretary from October 2002 through January 2003. Mr. Massey has practiced law since 1969 and has been a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since August 1982. Mr. Massey has served as Catapult’s principal corporate counsel since 1998. Mr. Massey holds A.B. and J.D. degrees from Cornell University.

      Mr. John M. Scandalios has served as one of our directors since November 1987. From 1994 through April 1999, Mr. Scandalios served as Vice President of Sales at Flowpoint Corporation (Flowpoint), a

computer networking company. Mr. Scandalios is also a director of Ancot Corporation, a SCSI and fiber channel test equipment company. Mr. Scandalios holds M.B.A. and B.A. degrees from the University of Chicago.

      Mr. Charles L. Waggoner has served as one of our directors since January 1991. Through 2000, Mr. Waggoner served as President of the FlowPoint Division of Efficient Networks, Inc. From 1993 through 1999, Mr. Waggoner served as President of FlowPoint. Mr. Waggoner holds B.S.E.E. degree from South Dakota State University.

      Dr. Karp and Ms. Karp were married until June of 1998. There are no other family relationships between directors and executive officers of the Company.

Board and Committee Meetings

      Our board of directors held four meetings during fiscal year 2003. No director attended fewer than 75% of the total number of board of directors and committee meetings for committees on which such director served during fiscal year 2003. The board of directors also approved certain matters by unanimous written consent. The board of directors has an Audit Committee and a Compensation Committee. All members of these committees are non-employee directors.

Audit Committee

      In fiscal year 2003, our Audit Committee consisted of Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner until January 2003, when Nancy H. Karp succeeded Mr. Massey on the Committee. Each member of the Audit Committee meets the applicable independence standards except that Ms. Karp is not considered independent under the rules of the Nasdaq Stock Market due to the fact that she served as our Secretary within the past three years and also as a consultant to Catapult during the past three years. In addition, although these factors do not affect her independence under current rules, Ms. Karp was one of our founders, served as our Treasurer for a period of years and is the former spouse of Richard A. Karp, our Chairman and Chief Executive Officer. However, pursuant to applicable Nasdaq rules, our board of directors has determined that exceptional and limited circumstances exist that warrant Ms. Karp’s continued membership on the Audit Committee despite her lack of independence. The board of directors has determined that Ms. Karp’s membership on the Audit Committee is required in the best interests of Catapult and our stockholders because of her abilities and background, her familiarity with Catapult, the lack of availability of other independent directors to serve on the Audit Committee and the fact that her failure to continue her service on the Audit Committee under the permitted exception would jeopardize the continued listing of our Common Stock on the Nasdaq National Market.

      Our Audit Committee held four meetings during fiscal year 2003. The Audit Committee acts under a written charter adopted and approved by our board of directors. The purpose of the Audit Committee is to oversee and monitor our accounting and financial reporting processes; the audits of our financial statements; the qualifications, independence and performance of our independent accountants and our internal accounting and financial controls. The report of the Audit Committee is included in these proxy solicitation materials.

Compensation Committee

      In fiscal year 2003, our Compensation Committee consisted of Henry P. Massey, Jr., John M. Scandalios and Charles L. Waggoner until January 2003, when Nancy H. Karp succeeded Mr. Massey on the Committee. The Compensation Committee held two meetings during fiscal year 2003. The Compensation Committee acts under a written charter adopted and approved by our board of directors. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers and other employee, and administers various incentive compensation and benefit plans. The report of the Compensation Committee is included in these proxy solicitation materials.

Compensation of Directors

      Beginning in April 2003, each non-employee director receives a fee of $1,500 per meeting attended by the director. Non-employee directors are also eligible for option grants under our 1998 Stock Plan. In October 2002, Ms. Karp and Messrs. Scandalios and Waggoner each received option grants to purchase 5,000 shares of our Common Stock under the 1998 Stock Plan at an exercise price of $12.14 per share. In April 2003, Ms. Karp and Messrs. Massey, Scandalios and Waggoner each received option grants to purchase 10,000 shares of our Common Stock under the 1998 Stock Plan at an exercise price of $5.80 per share. In October 2003, Dr. Cross received an option grant to purchase 10,000 shares of our Common Stock under the 1998 Stock Plan at an exercise price of $11.98 per share.

Compensation Committee Interlocks and Insider Participation

      No person who was an employee of our company during fiscal year 2003 served on the Compensation Committee during fiscal year 2003. During fiscal year 2003, no member of the Compensation Committee or executive officer of our company served as a member of the board of directors or Compensation Committee of any entity that has an executive officer serving as a member of our board of directors or Compensation Committee. Dr. Karp, our chief executive officer and a director, participated as a non-member of the Compensation Committee in discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that Dr. Karp was excluded from discussions regarding his own salary, incentive compensation and stock option grants.

Vote Required

      If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting, but will have no other legal effect upon the election of directors under Nevada law.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE SIX NOMINEES NAMED ABOVE.

PROPOSAL TWO

APPROVAL OF MATERIAL TERMS OF 1998 STOCK PLAN
FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

General

      Our 1998 Stock Plan was adopted by our board of directors and approved by our stockholders in June 1998 and provides for: (i) the granting to employees, consultants and non-employee directors of nonstatutory stock options; (ii) the granting to employees (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) the granting to employees and consultants of stock purchase rights. As of September 30, 2003 an aggregate of 2,800,000 shares of the Company’s Common Stock have been reserved for issuance under the 1998 Stock Plan, 1,623,357 shares were subject to outstanding options and 1,016,252 shares remained available for future grant. The material terms of the 1998 Stock Plan are summarized below.

Proposal

      Although our stockholders approved the 1998 Stock Plan in 1998, and approved a 1,000,000 share increase in the stock reserved for issuance under the plan in 2003, we are asking our stockholders to approve the material terms of the 1998 Stock Plan again to preserve certain corporate income tax deductions that may become available to us. We are not seeking approval of any new increase in the number of shares reserved for increase under the 1998 Stock Plan. As explained below under “U.S. Federal Income Tax Consequences”, under the tax rules applicable to stock options, we are normally entitled to a deduction for federal tax purposes in the same amount as the ordinary income recognized by an individual who exercises a nonstatutory stock option. We are also normally entitled to a deduction for federal tax purposes equivalent to any ordinary income recognized by the holder of an incentive stock option if certain holding periods are not satisfied before the underlying stock is sold.

      However, Section 162(m) of the Code limits the deductions available to us for federal income tax purposes to the extent that, at the end of a given year, our Chief Executive Officer or any of our four other most highly compensated executive officers receive more than $1.0 million in compensation in any single year. For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year. Options granted under the 1998 Stock Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. For these options to continue to qualify as “performance-based” compensation under Section 162(m), applicable tax regulations require that our stockholders re-approve the material terms of the 1998 Stock Plan.

      We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. Likewise, we believe that it is in the best interests of Catapult and our stockholders to preserve to the maximum allowable extent tax deductions that may potentially be available to us.

      In order to comply with the stockholder approval requirements of Section 162(m) of the Code, if stockholder approval of this proposal is not obtained, we will not make any further grants under the 1998 Stock Plan to our Chief Executive Officer or its four other most highly compensated executive officers until such time as stockholder approval of a subsequent similar proposal is obtained or a new plan is approved.

Summary of the 1998 Stock Plan

      The following summary of the 1998 Stock Plan as currently in effect is qualified in its entirety by the specific language of the 1998 Stock Plan.

      Purpose. Our board of directors adopted the 1998 Stock Plan to attract and retain the best available personnel and to enable our employees, directors and consultants to own shares and take advantage of the tax benefits allowed to employer stock plans under the Internal Revenue Code of 1986.

      Shares reserved for issuance under the 1998 Stock Plan. The aggregate number of shares that have been reserved for issuance under the 1998 Stock Plan since its inception is 2,800,000. The shares may be authorized but unissued or reacquired shares. We will adjust the number of shares available for grant under the 1998 Stock Plan (and any outstanding options or stock purchase rights and the per-person numerical limits on options) as appropriate to reflect any stock splits, stock dividends, recapitalizations or other changes to our capital structure.

      Plan Administration. Our board of directors or a committee thereof (as applicable, the “Administrator”) administers the 1998 Stock Plan. The Administrator has final authority to interpret any provision of the 1998 Stock Plan or any grant made under the 1998 Stock Plan.

      Eligibility. Employees, directors and consultants, and the employees and consultants of our parent or subsidiaries, are eligible to receive nonstatutory stock options (“NSOs”) and stock purchase rights. Only our employees and those of any parent or subsidiaries are eligible to receive incentive stock options (“ISOs”). An individual who has received one or more options is referred to in this Proxy Statement as a “participant.” The Administrator selects the employees, directors and consultants who receive options and stock purchase rights under the 1998 Stock Plan.

      Description of Option and Stock Purchase Rights. Subject to the 1998 Stock Plan limitations, the Administrator has discretion to determine the terms of each option or stock purchase right and the number of shares covered by each option or stock purchase right, except that no single participant may receive options covering more than a total of 225,000 shares during any year. However, in connection with his or her initial service, the Administrator may grant a participant an option(s) to purchase up to an additional 225,000 shares that will not count against the 225,000 limit described above. Also, the total fair market value of the shares (as of the date of grant) with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all of our plans and our affiliates’ plans) may not exceed $100,000.

      Type of Stock Option Grants Permitted. The 1998 Stock Plan permits us to grant ISOs and NSOs. After we grant an option, the principal differences to the participant between an ISO and a NSO relate to federal income tax consequences.

      Written Agreements. A written agreement between the service provider and Catapult represents each option that the Administrator awards under the 1998 Stock Plan. An option agreement includes the following information:

•	The exercise price of the option;

•	The expiration date of the option;

•	The number of shares covered by the option;

•	Any conditions to the exercise of the option; and

•	Any other terms and conditions that the Administrator determines in its sole discretion.

•	The option agreement also will specify whether an option is an ISO or an NSO.

      Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser. The repurchase option shall lapse at a rate determined by the Administrator.

      Exercise Price. The Administrator determines the exercise price of each option and stock purchase right. However, the exercise price for options may not be less than the fair market value of the shares on the date of grant, except in the case of certain significant corporate transactions. Under certain circumstances, the exercise price for an ISO may not be less than 110% of the fair market value on the date of grant. The Administrator determines the fair market value as provided in the 1998 Stock Plan, but fair market value generally is the closing sale price of our Common Stock on the applicable date.

      Each option and stock purchase right is exercisable at the time or times and under the restrictions and conditions that the Administrator determines in its discretion. After an option or stock purchase right has been granted, the Administrator may accelerate the exercisability of the option or stock purchase right. In addition, the following special rules apply:

      Effect of Dissolution. In the event of a proposed dissolution or liquidation, all outstanding options will automatically terminate immediately prior to the consummation of the dissolution or liquidation. The Administrator may in its discretion, however, accelerate the exercisability of any option under the 1998 Stock Plan in such event.

      Effect of Merger or Asset Sale. If there is a proposed sale of all or substantially all of our assets, or a merger with or into another corporation, the successor corporation (or a parent or subsidiary of the successor corporation) may assume or substitute each outstanding option or stock purchase right. In the event that the successor corporation does not agree to assume or substitute the outstanding options or stock purchase rights, the options or stock purchase rights will become fully vested and exercisable even as to shares which otherwise would not be vested or exercisable.

      Additional Vesting for Certain Directors Upon Change of Control. Unless options shall have become fully exercisable as a result of a dissolution, merger or asset sale as discussed above, in the event of a “Change of Control” outstanding options granted to directors who are not employees of Catapult shall become vested and exercisable as to an additional number of shares equal to the number of shares which had become vested and exercisable immediately prior to the Change of Control; provided, however, that in no event shall options become vested and exercisable pursuant to this provision for a number of shares greater in the aggregate than the number of shares subject to the option. The Administrator shall notify the director not less than fifteen days prior to the Change of Control that the vesting of the option shall accelerate and the director shall be entitled to exercise the option as to the additional shares concurrently with the Change of Control.

      A “Change of Control” means (i) the acquisition of 50% or more of the total voting power represented by our then outstanding voting securities by a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than (A) a trustee or other fiduciary holding securities under one of our employee benefit plans acting in such capacity, (B) a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock or (C) Richard A. or Nancy H. Karp; (ii) the consummation of the sale or disposition by us or all of substantially all of our assets; or (iii) the consummation of a merger or consolidation of Catapult with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by voting securities of Catapult or such surviving entity or its parent outstanding immediately after such merger or consolidation.

      Expiration. The Administrator determines all expiration provisions that apply to options and stock purchase rights. In the case of ISOs, the term may not exceed ten years from the date of grant.

      Upon the termination of a participant’s employment or consulting relationship with us, he or she may exercise his or her options to the extent it was exercisable at the date of termination for a period of time the Administrator determines, but in no event after the expiration of the original term of the option.

U.S. Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains tax on assets held for more than twelve months is currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of Catapult. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

      Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser’s termination of employment with Catapult. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

      The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by Catapult.

      Different rules may apply if the purchaser is an officer, director, or 10% stockholder.

      The foregoing is only a summary of the effect of federal income taxation upon optionees and Catapult with respect to the grant and exercise of options or stock purchase rights under the 1998 Stock Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Vote Required

      Approval of the material terms of our 1998 Stock Plan to preserve our ability to receive certain income tax deductions that may otherwise be limited by Section 162(m) of the Code set forth in the 1998 Stock Plan will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE 1998 STOCK PLAN FOR SECTION 162(m) PURPOSES.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the board of directors has selected PricewaterhouseCoopers LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending September 30, 2004, and recommends that stockholders vote for ratification of such appointment. Although stockholder approval of the selection by the Audit Committee of the independent auditors is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection by the Audit Committee of PricewaterhouseCoopers LLP, the Audit Committee may direct the appointment of new independent auditors at any time during the year if the board of directors determines that such a change would be in our best interest and in that of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

      PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any appropriate questions.

Audit and Related Fees

      The following table is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the fiscal years ended September 30, 2003 and September 30, 2002:

	Fiscal	Fiscal
Fee Category	2003 Fees	2002 Fees

Audit Fees	$299,783	$300,450
Audit-Related Fees	—	50,500
Tax Fees	308,784	197,238
All Other Fees	—	—

Total Fees	$608,567	$548,188

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

      All Other Fees. Consists of fees for products and services other than the services reported above. In fiscal 2003 and 2002, there were no other fees other than as reported above.

      Before selecting PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to us during fiscal year 2003 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Vote Required

      If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF CATAPULT COMMUNICATIONS CORPORATION FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

PRINCIPAL STOCKHOLDERS

      The following table provides information relating to the beneficial ownership of our Common Stock as of November 14, 2003 by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table on page 15;

•	each of our directors; and

•	all of our directors and executive officers as a group.

      Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options or Convertible Securities Beneficially Owned” includes the number of shares of our Common Stock subject to options or convertible securities that are currently exercisable or will become exercisable on or before January 13, 2004, sixty (60) days from our record date for the Annual Meeting. The number of shares subject to options or convertible securities that each beneficial owner has the right to acquire on or before January 13, 2004 is listed separately under the column “Number of Shares Underlying Options or Convertible Securities.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 12,912,563 shares of our Common Stock outstanding as of November 14, 2003. The address for those individuals for which an address is not otherwise provided is c/o Catapult Communications Corporation, 160 South Whisman Road, Mountain View, California 94041. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

		Number of
		Shares	Total Shares
		Underlying	and Shares
		Options or	Underlying
		Convertible	Exercisable	Percentage
	Number of	Securities	Options or	of
	Outstanding	Exercisable	Convertible	Outstanding
	Shares	on or before	Securities	Shares
	Beneficially	January 13,	Beneficially	Beneficially
Name and Address	Owned	2004	Owned	Owned

Richard A. Karp(1)(2)	5,722,210	96,664	5,818,874	44.73%
Nancy H. Karp(1)(3)	2,132,075	3,124	2,135,199	16.53
Westcap Investors L.L.C.(4)	1,450,656	—	1,450,656	11.23
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025
Tekelec(5)	—	1,081,250	1,081,250	7.73
26580 W. Agoura Road
Calabasas, CA 91302
T. Rowe Price Associates, Inc.(6)	998,100	—	998,100	7.73
100 East Pratt St
Baltimore, MD 21202
Franklin Resources, Inc.(7)	960,745	—	960,745	7.44
One Franklin Parkway
San Mateo, CA 94403
Glenn Stewart	157,122	81,623	238,745	1.84
Guy Simpson(8)	6,228	157,782	164,010	1.25
David Mayfield	6,500	98,092	104,592	*
Christopher Stephenson	—	47,666	47,666	*
John M. Scandalios	25,810	20,314	46,124	*
Charles L. Waggoner(9)	15,467	22,657	38,124	*
Henry P. Massey Jr.	4,000	13,749	17,749	*

Number of
		Shares	Total Shares
		Underlying	and Shares
		Options or	Underlying
		Convertible	Exercisable	Percentage
	Number of	Securities	Options or	of
	Outstanding	Exercisable	Convertible	Outstanding
	Shares	on or before	Securities	Shares
	Beneficially	January 13,	Beneficially	Beneficially
Name and Address	Owned	2004	Owned	Owned

Peter S. Cross	—	—	—	*
All directors and executive officers as a group (15 persons)(1)(2)(3)(8)(9)	6,038,739	712,277	6,751,016	49.55%

*	Less than 1%

(1)	Includes, in the case of Dr. Karp, 2,070,747 shares beneficially owned by Ms. Karp with respect to which Dr. Karp has sole voting power pursuant to a Voting Trust Agreement. Under such Agreement, Ms. Karp placed all shares of our Common Stock that she owned into a voting trust of which Dr. Karp is the trustee. Ms. Karp also agreed to place shares that she may acquire in the future into the trust. Ms. Karp has the ability to sell the shares subject to the voting trust, which would terminate the voting trust as to any shares sold. The voting trust will expire in June 2013 unless sooner terminated by Dr. Karp’s resignation as trustee, his death or permanent disability, or sale or merger of Catapult.

(2)	Includes 78,330 shares held by trusts for the benefit of Dr. Karp’s children of which Dr. Karp is a trustee. Dr. Karp has voting and dispositive control over such shares.

(3)	Includes 30,664 shares held by trusts for the benefit of Ms. Karp’s children of which Ms. Karp is a trustee. Ms. Karp has voting and dispositive control over such shares.

(4)	Information based on the Schedule 13G/ A filed on November 10, 2003 with the Securities and Exchange Commission by Westcap Investors L.L.C.

(5)	Information based on the Schedule 13G filed on November 18, 2003 with the Securities and Exchange Commission by Tekelec. Includes 1,081,250 shares issuable upon conversion of 2% convertible subordinated notes held by Tekelec. See “Certain Transactions” for additional information.

(6)	Information based on the Form 13F-HR filed on August 13, 2003 with the Securities and Exchange Commission by T. Rowe Price Associates, Inc.

(7)	Information based on the Schedule 13G/ A filed on February 12, 2003 with the Securities and Exchange Commission by Franklin Resources, Inc.

(8)	Includes 3,833 shares and options to purchase 2,325 shares held by Mr. Simpson’s wife. Ms. Simpson is an employee of Catapult. Mr. Simpson disclaims beneficial ownership and has no voting or dispositive control over the shares held by Ms. Simpson.

(9)	Includes 3,500 shares held by trusts for the benefit of Mr. Waggoner’s grandchildren of which Mr. Waggoner is a trustee. Mr. Waggoner has voting and dispositive control over such shares.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the CEO and such other officers collectively the “Named Executive Officers”) during the fiscal years ended September 30, 2003, 2002 and 2001:

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation
					Awards
Name and	Fiscal			Other Annual		All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation(1)($)	Options(#)	Compensation(2)($)

Richard A. Karp	2003	304,004	50,172	—	20,000	8,323
Chief Executive Officer	2002	320,004	87,490	—	40,000	8,367
and Chairman of the Board	2001	320,004	113,794	—	40,000	10,047
of Directors
David Mayfield	2003	260,000	47,037	—	20,000	9,993
President and Chief	2002	260,000	82,002	—	30,000	11,319
Operating Officer	2001	250,000	170,692	68,294	18,000	11,344
Guy Simpson	2003	180,000	25,086	—	20,000	12,602
Vice President of	2002	180,000	65,592	—	13,000	4,968
Customer Service	2001	160,000	71,436	—	26,000	5,164
Christopher Stephenson	2003	182,000	37,629	—	20,000	7,731
Vice President and	2002	182,000	65,618	—	—	9,088
Chief Financial Officer	2001	176,400	136,553	—	—	32,654
Glenn Stewart	2003	200,000	25,086	—	20,000	12,602
Vice President of	2002	200,000	43,745	—	13,000	14,215
Engineering	2001	180,000	91,035	—	30,000	14,583

(1)	Includes perquisites only where the aggregate amount thereof equals or exceeds the lesser of $50,000 of 10% of the salary plus bonus for the executive officer.

(2)	Includes (a) health insurance premiums in fiscal 2003 of approximately $6,038 for Dr. Karp, $7,119 for Mr. Mayfield, $3,422 for Mr. Simpson, $7,119 for Mr. Stephenson and $9,930 for Mr. Stewart; (b) employer matching contributions to each officer’s 401-K plan in fiscal 2003 of $1,244 for Dr. Karp, $2,000 for Mr. Mayfield, and $2,000 for Mr. Stewart; and (c) life insurance premiums paid by us in the amount of $1,041 for Dr. Karp, $874 for Mr. Mayfield, $605 for Mr. Simpson, $612 for Mr. Stephenson and $672 for Mr. Stewart.

Option Grants

      The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended September 30, 2003.

      The exercise price of the options we grant is equal to the fair market value of our Common Stock as measured by the closing sales price of our Common Stock in trading on the Nasdaq National Market on the date of grant. The exercise price may be paid by cash or check, or surrender of shares of our Common Stock owned by the optionee for more than six months. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants(1)				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options	Exercise		Appreciation
	Underlying	Granted to	Price Per		for Option Term(4)
	Options	Employees in	Share	Expiration
Name	Granted(#)(1)	Fiscal Year(2)	($/sh)	Date(s)(3)	5%($)	10%($)

Richard A. Karp	20,000	2.57%	5.80	04/15/13	72,952	184,874
David Mayfield	20,000	2.57%	5.80	04/15/13	72,952	184,874
Guy Simpson	20,000	2.57%	5.80	04/15/13	72,952	184,874
Christopher Stephenson	20,000	2.57%	5.80	04/15/13	72,952	184,874
Glenn Stewart	20,000	2.57%	5.80	04/15/13	72,952	184,874

(1)	These options grants are stock options granted pursuant to the 1998 Plan and have terms of 10 years, subject to earlier termination in certain events related to termination of employment. These options vest as to 1/8th of the underlying shares six months after the date of grant, and as to 1/48th of the shares each month thereafter.

(2)	Based on an aggregate of 777,466 shares subject to options granted in fiscal 2003.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated or upon the optionee’s death or disability.

(4)	The potential realizable value is calculated based on the term of the option (10 years) and assumes that the deemed value at the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission (the “SEC”) and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices.

Option Exercises and Values

      The following table sets forth certain information regarding option exercises and the value of options held by the Named Executive Officers.

Fiscal Year-End Option Exercises and Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		September 30, 2003(#)		September 30, 2003($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard A. Karp	—	—	87,499	52,501	—	129,400
David Mayfield	—	—	82,801	58,699	131,395	171,465
Guy Simpson	—	—	149,145	34,355	1,147,841	129,400
Christopher Stephenson	—	—	39,332	36,668	35,005	144,235
Glenn Stewart	—	—	74,978	35,522	257,325	129,400

(1)	Value of in-the-money options is based on market value of the Company’s Common Stock on September 30, 2003 of $12.27, minus the exercise price.

Equity Compensation Plan Information

      The following table provides information as of September 30, 2003 about our Common Stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1989 Stock Option Plan, the UK Executive Share Option Scheme, 1998 Stock Plan and the 1998 Employee Stock Purchase Plan.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,785,793 (1)	$12.54	1,730,170 (2)
Equity compensation plans not approved by security holders	—	$—	—

Total	1,785,793	$12.54	1,730,170

(1)	Of these shares of Common Stock, 74,236 were subject to outstanding options under the 1989 Stock Option Plan, 88,200 were subject to outstanding options under the UK Executive Share Option Scheme, and 1,623,357 were subject to outstanding options under the 1998 Stock Plan.

(2)	Of these shares of Common Stock, 1,061,252 shares remain available for future issuance under the 1998 Stock Plan and 668,918 shares of our Common Stock reserved for future issuance under our 1998 Employee Stock Purchase Plan. The 1989 Stock Option Plan and the UK Executive Share Option Scheme were terminated in 1999 and no shares are available for future grant thereunder.

Employment Agreements and Change in Control Arrangements

      Unless options shall have become fully exercisable as a result of a dissolution, merger or asset sale, in the event of a Change of Control, as described below, the options granted to our non-employee directors shall become vested and exercisable as to an additional number of shares equal to the number of shares which had become vested and exercisable immediately prior to the Change of Control; provided, however, that in no event shall options become vested and exercisable pursuant to this provision for a number of shares greater in the aggregate than the number of shares subject to the option. A Change of Control means (i) the acquisition of 50% or more of the total voting power represented by our then outstanding voting securities by a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than (A) a trustee or other fiduciary holding securities under one of our employee benefit plans acting in such capacity, (B) a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock or (C) Richard A. or Nancy H. Karp; (ii) the consummation of the sale or disposition by us or all of substantially all of our assets; or (iii) the consummation of a merger or consolidation of Catapult with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by voting securities of Catapult or such surviving entity or its parent outstanding immediately after such merger or consolidation.

REPORT OF THE COMPENSATION COMMITTEE

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Compensation Committee of the board of directors on executive compensation shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

      The Compensation Committee reviews and approves executive officer compensation including recommendations for stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, stock options and various benefit plans.

      It is the Compensation Committee’s objective that executive compensation be tied directly to the achievement of our performance objectives. Specifically, our executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values.

      Published industry pay survey data is reviewed and relied upon in the Compensation Committee’s assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size, performance and growth rates.

      The Compensation Committee recognizes that the industry sector in which we operate is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that we be assured of attracting and rewarding its top caliber executives who are essential to the attainment of our ambitious long-term strategic goals.

      For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

      The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and our performance. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including our profitability; the executive’s individual performance and measurable contribution to our success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. Base salaries for executive officers for fiscal 2003 were not increased from fiscal 2002 levels.

      An executive’s annual performance award generally depends on the overall financial performance of Catapult and the executive’s individual performance. No bonus payments are made until minimum revenue targets are achieved. These targets are reviewed at least annually to meet the changing nature of our business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

      We provide benefits to the named executive officers that are generally available to all Catapult employees.

Stock Options

      During fiscal 2003 the Compensation Committee approved all stock option grants made to executive officers under our 1998 Stock Plan. The 1998 Stock Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success.

      In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants’ contributions to our performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

      Stock option grants made to the Named Executive Officers are set forth in the table of option grants during the last fiscal year set forth above. See “Executive Compensation — Option Grants”.

Chief Executive Officer’s Compensation

      Dr. Karp’s compensation for fiscal 2003 was established by the Compensation Committee based upon a survey of comparable Chief Executive Officers’ salaries in the Bay Area as well as Dr. Karp’s recommendation. Dr. Karp’s base salary for fiscal 2003 was $304,004. As a participant in the Executive Variable Compensation Plan approved by the Compensation Committee, Dr. Karp’s bonus of $50,172 for fiscal 2003 was determined based on the extent to which Catapult achieved quarterly revenue targets. Dr. Karp also received an option to purchase 20,000 shares of our Common Stock during fiscal 2003. The exercise price of Dr. Karp’s option was 100% of the market price on the date of grant. We note that Dr. Karp elected to reduce his base salary for the fourth fiscal quarter of 2003 by $16,000.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of Nancy H. Karp, John M. Scandalios and Charles L. Waggoner who are nonemployee directors with no interlocking relationships as defined by the Securities and Exchange Commission except that Ms. Karp served as our Treasurer from inception to September 1997 and as our Secretary from inception to October 2002.

Respectfully submitted by:

THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Nancy H. Karp
John M. Scandalios
Charles L. Waggoner

REPORT OF THE AUDIT COMMITTEE

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following report of the Audit Committee of the board of directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

      Below is the report of the Audit Committee with respect to our audited consolidated financial statements for the fiscal year ended September 30, 2003, which include our consolidated balance sheets as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the fiscal years ended September 30, 2003, September 30, 2002 and September 30, 2001 and the notes thereto.

      In accordance with the written charter adopted by the board of directors, the Audit Committee of the board of directors, has the primary responsibility for overseeing our financial reporting, accounting principles and system of internal accounting controls, and reporting its observations and activities to the board of directors. It also approves the appointment of our independent auditors and approves the services performed by the independent auditors.

Review and Discussion with Management

      The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended September 30, 2003.

Review and Discussions with Independent Auditors

      The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters the Audit Committee is required to discuss pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

      The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP any relationships that may impact its independence, and satisfied itself as to the auditors’ independence.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited consolidated financial statements for the fiscal year ended September 30, 2003 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS

Nancy H. Karp
John M. Scandalios
Charles L. Waggoner

COMPANY’S STOCK PERFORMANCE

PERFORMANCE GRAPH

      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the information set forth below under the heading “Performance Graph” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Set forth below is a line graph comparing the cumulative total return to holders of our Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index, the Nasdaq Telecommunications Index and a peer group for the period commencing February 11, 1999 and ending on September 30, 2003. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN

AMONG CATAPULT COMMUNICATIONS CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

      The graph assumes that $100 was invested on February 11, 1999 in our Common Stock, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Telecommunications Index and the peer group, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CERTAIN TRANSACTIONS

      On August 30, 2002, we purchased certain assets and assumed certain liabilities of the Network Diagnostics Business (NDB) of Tekelec for a cash payment of $42.5 million and two 2% convertible subordinated notes in the aggregate principal amount of $17.3 million maturing on August 30, 2004. The notes are convertible at the option of the holder into an aggregate of 1,081,250 shares of our Common Stock and, accordingly, Tekelec is deemed to be the beneficial owner of such Common Stock under applicable rules of the Securities and Exchange Commission. See the table of Principal Stockholders in this Proxy Statement.

      In connection with the acquisition, we entered into various agreements with Tekelec. These agreements included a Transitional Services Agreement under which Tekelec provided manufacturing, sales support, marketing, IT, engineering, human resources, finance and accounting and customer support services for an interim period following the acquisition and a six-month interim sublease with Tekelec for the facilities which were occupied by NDB at the time of the purchase. The agreements also included certain intellectual property licenses and an agreement granting Tekelec certain rights to require us to register with the Securities and

Exchange Commission for resale by Tekelec any Common Stock acquired by Tekelec upon conversion of the notes. During fiscal 2003, Catapult and Tekelec also settled various outstanding issues related to a final adjustment of the purchase price and other matters. In connection with the settlement, Catapult and one of our subsidiaries paid Tekelec $3,268,248, and we assigned to Tekelec certain accounts receivable in the amount of $858,348.

      David Mayfield, our President and Chief Operating Officer, received an interest free employee relocation loan of $250,000 in connection with his initial employment with Catapult. The loan is secured by a second deed of trust on Mr. Mayfield’s principal residence. The loan is repayable in quarterly payments of $2,100, with a balloon payment due in November 2015. The principal amount outstanding on the loan as of September 30, 2003 was $226,900.

      Henry P. Massey, Jr., one of our directors, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (WSGR), which provides various legal services to Catapult. We anticipate that WSGR will continue to provide services in the current fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all our executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements during fiscal year 2003, except that Sean Kelly, our Vice President of Sales, did not timely a Form 3 to report his status as one of our officers and did not timely file a Form 4 reporting option grants made to him in connection with his employment with Catapult. Such filings were made on October 29, 2003. Guy Simpson, our Vice President of Customer Service did not timely file a Form 4 to report shares of our Common Stock and options to purchase Common Stock held by his wife who is also one of our employees. Such filing was made on November 14, 2003.

OTHER MATTERS

      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

For the Board of Directors
Christopher Stephenson
Vice President, Chief Financial Officer and Secretary

Dated: December 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R O X Y	CATAPULT COMMUNICATIONS CORPORATION 160 South Whisman Road, Mountain View, California 94041 2004 ANNUAL MEETING OF STOCKHOLDERS

January 13, 2004

     The undersigned stockholder of Catapult Communications Corporation, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 5, 2003, and hereby appoints Richard A. Karp and Nancy H. Karp, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the 2004 Annual Meeting of Stockholders of Catapult Communications Corporation, to be held on Tuesday, January 13, 2004, at 3:00 p.m., Pacific Daylight Savings Time, at the corporation’s principal executive offices located at 160 South Whisman Road, Mountain View, California 94041 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CATAPULT COMMUNICATIONS CORPORATION

Tuesday, January 13, 2004
3:00 p.m.

Please date, sign and mail your proxy card in the envelope provided as soon as possible

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE FOLLOWING PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	ELECTION OF DIRECTORS				FOR	AGAINST	ABSTAIN

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	NOMINEES: o Peter Cross o Richard A. Karp o Nancy H. Karp o Henry P. Massey, Jr. o John M. Scandalios o Charles L. Waggoner	2.	Proposal to approve the material terms of our 1998 Stock Plan to preserve our ability to receive certain corporate income tax deductions that may otherwise be limited by Section 162(m) of the Internal Revenue Code of 1986, as amended	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ‘FOR ALL EXCEPT’ and fill in the circle next to each nominee you wish to withholder, as shown here: •			3.	Proposal to approve and ratify the appointment of PricewaterhouseCoopers LLC as the independent public accountants of the Company for the fiscal year ending September 30, 2004	☐	☐	☐

			4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting	☐	☐	☐

			THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF DIRECTORS, (2) FOR THE APPROVAL OF THE MATERIAL TERMS OF OUR 1998 STOCK PLAN TO PRESERVE OUR ABILITY TO RECEIVE CERTAIN CORPORATE INCOME TAX DEDUCTIONS THAT MAY BE OTHERWISE LIMITED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.			Please check here if you plan to attend the meeting. ☐

Signature of Shareholder                             Date:                  Signature of Shareholder                           Date:

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.